Exhibit 21
SUBSIDIARIES
All of the following subsidiaries are either directly or indirectly owned by The TJX Companies, Inc.

	State or Jurisdiction	Name Under Which
	of Incorporation	Does Business
Operating Subsidiaries	or Organization	(if Different)
NBC Attire Inc.	Massachusetts
Newton Buying Corp.	Delaware
NBC Distributors Inc.	Massachusetts
NBC Merchants, Inc.	Indiana
NBC Charlotte Merchants, Inc.	North Carolina
NBC Nevada Merchants, Inc.	Nevada
NBC Philadelphia Merchants, Inc.	Pennsylvania
NBC Pittston Merchants, Inc.	Pennsylvania
NBC Houston Merchants, Inc.	Texas
NBC Manteca Merchants, Inc.	California
TJX Incentive Sales, Inc.	Virginia
Marmaxx Operating Corp.	Delaware	T.J.Maxx/Marshalls
Marshalls Atlanta Merchants, Inc.	Georgia
Marshalls Bridgewater Merchants, Inc.	Virginia
Marshalls Woburn Merchants, Inc.	Massachusetts
Marshalls of MA, Inc.	Massachusetts
New York Department Stores de Puerto Rico, Inc.	Puerto Rico	Marshalls
Marshalls of Richfield, MN, Inc.	Minnesota
Marshalls of Glen Burnie, MD, Inc.	Maryland
Marshalls of Beacon, VA, Inc.	Virginia
Marshalls of Laredo, TX, Inc.	Texas
Marshalls of Calumet City, IL, Inc.	Illinois
Marshalls of Chicago-Clark, IL, Inc.	Illinois
Marshalls of Matteson, IL, Inc.	Illinois
Marshalls of Elizabeth, NJ, Inc.	New Jersey
Marshalls of Nevada, Inc.	Nevada
Newton Buying Company of CA, Inc.	Delaware	Marshalls
Strathmex Corp.	Delaware
HomeGoods, Inc.	Delaware
H.G. Indiana Distributors, Inc.	Indiana
H. G. Conn. Merchants, Inc.	Connecticut
H. G. Beverage, LLC	Massachusetts
HomeGoods of Puerto Rico, Inc.	Puerto Rico
NBC Apparel, Inc.	Delaware
NBC Apparel	United Kingdom	T.K. Maxx
TJX Europe Limited	United Kingdom
TJX UK	United Kingdom	T.K. Maxx
TK Maxx Limited	United Kingdom

	State or Jurisdiction	Name Under Which
	of Incorporation	Does Business
Operating Subsidiaries	or Organization	(if Different)
T.K. Maxx Holding GmbH	Germany
T.K. Maxx Management GmbH	Germany
T.K. Maxx GmbH & Co. KG	Germany	T.K. Maxx
TJX Ireland	Ireland	T.K. Maxx
Concord Buying Group, Inc.	New Hampshire	A.J. Wright
AJW Merchants Inc.	Massachusetts	A.J. Wright
NBC Manager, LLC	Delaware
NBC Trust	Massachusetts
NBC Operating, LP	Delaware
NBC GP, LLC	Delaware
T.J. Maxx of CA, LLC	Delaware
T.J. Maxx of IL, LLC	Delaware
Marshalls of CA, LLC	Delaware
Marshalls of IL, LLC	Delaware
NYDS, LLC	Delaware
AJW South Bend Merchants, Inc.	Indiana
WMI-1 Holding Company	Nova Scotia, Canada
WMI-99 Holding Company	Nova Scotia, Canada
Winners Merchants International, L.P.	Ontario, Canada
NBC Holding, Inc.	Delaware
NBC Hong Kong Merchants Limited	Hong Kong

Leasing Subsidiaries

Cochituate Realty, Inc.	Massachusetts
NBC First Realty Corp.	Indiana
NBC Second Realty Corp.	Massachusetts
NBC Fourth Realty Corp.	Nevada
NBC Fifth Realty Corp.	Illinois
NBC Sixth Realty Corp.	North Carolina
NBC Seventh Realty Corp.	Pennsylvania
AJW Realty of Fall River, Inc.	Massachusetts
H.G. Brownsburg Realty Corp.	Indiana
H.G. Conn. Realty Corp.	Delaware
AJW South Bend Realty Corp.	Indiana
Progress Lane Realty Corp	Connecticut